Execution Version

VINEBROOK HOMES TRUST, INC.

FORM OF RESTRICTED STOCK UNITS AGREEMENT (Director)

This RESTRICTED STOCK UNITS AGREEMENT (this “Agreement”) is made as of_______ ___, 2025, by and between VineBrook Homes Trust, Inc., a Maryland Corporation (the “Company”), and [●] (the “Participant”).

1.
Certain Definitions. Capitalized terms used, but not otherwise defined, in this Agreement, including Appendix A, will have the meanings given to such terms in the Company’s 2023 Long Term Incentive Plan (as amended from time to time, the “Plan”).
2.
Grant of RSUs. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, the Company has granted to the Participant as of _______ ___, 2025 (the “Date of Grant”) [●] Restricted Stock Units (“RSUs”). Each RSU shall represent the right of the Participant to receive one Share subject to and upon the terms and conditions of this Agreement.
3.
Restrictions on Transfer of RSUs. Subject to Section 16 of the Plan, neither the RSUs evidenced hereby nor any interest therein or in the Shares underlying such RSUs shall be transferable prior to payment to the Participant pursuant to Section 5 hereof other than (i) by transfer by the Participant for no consideration to Immediate Family Members or to a bona fide trust, partnership or other entity controlled by and for the benefit of one or more Immediate Family Members, or (ii) by will or pursuant to the laws of descent and distribution. Any permitted transferee of the RSUs shall take such RSUs subject to the terms of the Plan and this Agreement. Any such permitted transferee must, upon the request of the Company, agree to be bound by the Plan and this Agreement, and shall execute the same on request, and must agree to such other waivers, limitations, and restrictions as the Company may reasonably require. Any transfer of the RSUs which is not made in compliance with the Plan and this Agreement shall be null and void and of no effect.
4.
Vesting of RSUs.
(a)
General. The RSUs covered by this Agreement shall become nonforfeitable and payable to the Participant pursuant to Section 5 hereof (“Vest,” or similar terms), on the first anniversary of the Date of Grant, conditioned upon the Participant’s Continuous Service on the Board through such date (the period from the Date of Grant until the first anniversary of the Date of Grant, the “Vesting Period”). Any RSUs that do not so Vest will be forfeited, including, except as provided in Section 4(b) or Section 4(c) below, if the Participant ceases to be in Continuous Service prior to the end of the Vesting Period.
(b)
Vesting due to Death or Disability. Notwithstanding Section 4(a) above, the RSUs shall Vest (to the extent the RSUs have not previously become Vested or been forfeited) prior to the end of the Vesting Period upon the date of Participant’s termination of Continuous Service due to the Participant’s death or Disability.

(c)
Treatment on a Change in Control. Notwithstanding Section 4(a) above, in the event of a Change in Control that occurs prior to the end of the Vesting Period and provided that the Participant is still in Continuous Service on the date of the Change in Control, the RSUs shall Vest (to the extent the RSUs have not previously become Vested or been forfeited) on the date of the Change in Control.
5.
Form and Time of Payment of RSUs.
(a)
Payment for the RSUs, after and to the extent they have become Vested, shall be made in the form of Shares. Payment shall be made as soon as administratively practicable following (but no later than thirty (30) days following) the date that the RSUs become Vested pursuant to Section 4(a), 4(b) and 4(c) hereof.
(b)
Except to the extent permitted by Section 409A of the Code and the Committee, no Shares may be issued to the Participant at a time earlier than otherwise expressly provided in this Agreement.
(c)
The Committee may also determine to pay for Vested RSUs in cash based on the market value of the Shares on the date of settlement. The Company’s obligations to the Participant with respect to the RSUs will be satisfied in full upon the issuance of Shares corresponding to such RSUs or upon a cash payment corresponding to such RSUs.
6.
Dividend Equivalents; Other Rights.
(a)
The Participant shall have no rights of ownership in the Shares underlying the RSUs and no right to vote the Shares underlying the RSUs until the date on which the Shares underlying the RSUs are issued or transferred to the Participant pursuant to Section 5 above.
(b)
From and after the Date of Grant and until the earlier of (i) the time when the RSUs become Vested and are paid in accordance with Section 5 hereof or (ii) the time when the Participant’s right to receive Shares in payment of the RSUs is forfeited in accordance with Section 4 hereof, on the date that the Company pays a cash dividend (if any) to holders of Shares generally, the Participant shall be credited with cash per RSU equal to the amount of such dividend. Any amounts credited pursuant to the immediately preceding sentence shall be subject to the same applicable terms and conditions (including Vesting, payment and forfeitability) as apply to the RSUs in respect of which the dividend equivalents were credited, and such amounts shall be paid in cash at the same time as the RSUs to which they relate are paid in Shares.
(c)
The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver Shares in the future, and the rights of the Participant will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.

7.
Adjustments. The number of Shares issuable for each RSU and the other terms and conditions of the grant evidenced by this Agreement are subject to adjustment as provided in Section 12 of the Plan.
8.
Taxes. The Participant will be solely responsible for the payment of all taxes that arise with respect to the granting and payment of the RSUs, including the payment of any Shares.
9.
Execution and Return of Documents and Certificates. At the Company’s request, the Participant hereby agrees to promptly execute, deliver and return to the Company any and all documents or certificates that the Company deems necessary or desirable to effectuate the cancellation and forfeiture of the unvested RSUs and the portion of the award attributable to the unvested RSUs, or to effectuate the transfer or surrender of such unvested RSUs and portion of the award to the Company.
10.
Covenants, Representations and Warranties. The Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Participant that:
(a)
Investment. The Participant is holding the RSUs for the Participant’s own account, and not for the account of any other Person. The Participant is holding the RSUs for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.
(b)
Status of Participant. The Participant has such knowledge, skill, and experience in business, financial, and investment matters such that the Participant is capable of evaluating the merits and risks of an investment in the RSUs and is capable of protecting his or her interest in connection with his or her investment in the RSUs. To the extent that the Participant has deemed it appropriate to do so, the Participant has retained and relied upon necessary and appropriate professional advice regarding the investment, tax, and legal merits and consequences of this Agreement and holding the RSUs. By reason of the Participant’s business and financial experience, the Participant has the capacity to protect his or her own interest in connection with his or her investment in the RSUs. The Participant represents that he or she is an “accredited investor” as that term is defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). The Participant agrees to furnish any additional information requested to assure compliance with applicable federal securities laws and the securities laws of any state in connection with the holding of the RSUs.
(c)
Relation to Company. The Participant is presently (i) an officer or other key employee of the Company Group, or has agreed to commence serving in such capacity within 90 days of the Date of Grant, (ii) a person who provides services to the Company Group that are equivalent to those typically provided by an employee, or (iii) a Director, and in such capacity has become personally familiar with the business of the Company.
(d)
Access to Information. The Participant has had the opportunity to ask questions of, and to receive answers from, the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Company.
(e)
Registration. The Participant understands that the RSUs have not been registered under the Securities Act and the RSUs cannot be transferred by the Participant other than in accordance with the terms and conditions set forth in the Plan and this Agreement and, in any event, unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Company has made no agreements, covenants or undertakings whatsoever to register the transfer of the RSUs under the Securities Act. The Company has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act (“Rule 144”), will be available.
(f)
Public Trading. The Company’s securities are not presently publicly traded, and neither the Company nor any Affiliate has made any representations, covenants or agreements as to whether there will be a public market for any of its securities.
(g)
Tax Advice. Neither the Company nor any Affiliate has made any warranties or representations to the Participant with respect to the income tax consequences of the issuance of the RSUs or the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the RSUs.
(h)
Survival of Representations and Warranties. The representations, warranties and covenants contained in this Section 10 shall survive the later of the date of execution and delivery of this Agreement or the issuance of the RSUs.
11.
Remedies. The Participant shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of the RSUs which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, the Participant agrees that the Company shall be entitled to obtain specific performance of the obligations of the Participant under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. The Participant will not use as a defense that there is an adequate remedy at law.
12.
Restrictive Legends. Certificates evidencing the RSUs or the Shares underlying the RSUs, to the extent such certificates are issued, may bear such restrictive legends as the Company and/or the Company’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends or any legends substantially similar thereto:

“The offering and sale of the securities represented hereby have not been registered under the Securities Act of 1933, as amended (the

“Securities Act”). Any transfer of such securities will be invalid unless a Registration Statement under the Securities Act is in effect as to such transfer or in the opinion of counsel for the Company such registration is unnecessary in order for such transfer to comply with the Securities Act.”

13.
Restrictions on Public Sale by the Participant. To the extent not inconsistent with applicable law, the Participant agrees not to effect any sale or distribution of the RSUs or any similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144, during the 14 days prior to, and for up to 180 days after, the date of the pricing of any public or private debt or equity securities offering by the Company (except as part of such offering), if and to the extent requested in writing by the Company in the case of a non-underwritten public or private offering or if and to the extent requested in writing by the managing underwriter or underwriters (or initial purchaser or initial purchasers, as the case may be) and consented to by the Company, which consent may be given or withheld in the Company’s sole and absolute discretion, in the case of an underwritten public or private offering (such agreement to be in the form of lock-up agreement provided by the Company, managing underwriter or underwriters, as the case may be).
14.
Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder) and agrees to obtain such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the award of RSUs is made, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the award shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
15.
Compliance With Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue any Shares pursuant to this Agreement if the issuance thereof would result in a violation of any such law. Notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue Shares or make any payments pursuant to this Agreement if the issuance or payment thereof could impair the Company’s status as a REIT.
16.
Compliance With Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with or be exempt from the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Participant). Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
17.
No Right to Future Awards or Board Membership. The grant of the RSUs under this Agreement to the Participant is a voluntary, discretionary award being made on a one-time basis, and it does not constitute a commitment to make any future awards. Nothing contained in this Agreement shall confer upon the Participant any right to continued service as a member of the Board.
18.
Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that (a) no amendment shall adversely affect the rights of the Participant under this Agreement without the Participant’s written consent, and (b) the Participant’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or Section 10D of the Exchange Act or to prevent impairment of the Company’s status as a REIT.
19.
Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
20.
Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with this Agreement.
21.
Clawback. Any award granted under this Agreement shall be subject to any clawback or recoupment policy currently in effect or as may be adopted by the Company, in each case, as may be amended from time to time.
22.
Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the RSUs and the Participant’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
23.
Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the state of incorporation or formation of the Company, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.
24.
Successors and Assigns. Without limiting Section 3 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Participant, and the successors and assigns of the Company.

25.
Acknowledgement. The Participant acknowledges that the Participant (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan and (d) agrees to such terms and conditions.
26.
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.
27.
Notices. Any notice to be given by the Participant under the terms of this Agreement shall be addressed to [NexPoint Legal] at the Company’s address: 300 Crescent Court, Suite 700, Dallas, Texas 75201. Any notice to be given to the Participant shall be addressed to him or her at the Participant’s then current address on the books and records of the Company. By a notice given pursuant to this Section 27, either party may hereafter designate a different address for notices to be given to such party. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 27 (and the Company shall be entitled to rely on any such notice provided to it that it in good faith believes to be true and correct, with no duty of inquiry). Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above or upon confirmation of delivery by a nationally recognized overnight delivery service.

[SIGNATURES ON FOLLOWING PAGE]

VINEBROOK HOMES TRUST, INC.

By:

Name: [___]
Title: [____]

Participant Acknowledgment and Acceptance

By:

Name:

[Signature Page to VB RSU Award Agreement]

APPENDIX A

DEFINITIONS

28.
For purposes of this Agreement, the following definitions shall apply:
(a)
“Adviser Affiliate” means any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Adviser.
(b)
“Change in Control” has the meaning set forth in the Plan; provided, that for purposes of this Agreement, references in Section 13(ii) of the Plan to 35% shall be 75% and references in Section 13(iii) of the Plan to 35% shall be 50.1%.
(c)
“Company Group” means (i) the Company, (ii) the Affiliates (including the Adviser), (iii) Adviser Affiliates and (iv) as applicable, any of their successors.
(d)
“Company Group Member” means a member of the Company Group or its successor.
(e)
“Continuous Service” means that the Participant’s service with the Company Group, whether as an employee, Director, consultant, general partner, officer or advisor is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company Group as an employee, Director, consultant, general partner, officer or advisor or a change in the Company Group Member for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company Group, will not terminate a Participant’s Continuous Service; provided, however, that if the Company Group Member for which a Participant is rendering services ceases to qualify as an Affiliate or an Adviser Affiliate, as determined by the Committee, such Participant’s Continuous Service will be considered to have terminated on the date such Company Group Member ceases to qualify as an Affiliate or an Adviser Affiliate, unless the Participant is in Continuous Service with another Company Group Member. For example, a change in status from an employee of the Company to a consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Committee or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Committee or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between Company Group Members or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an award under the Plan only to such extent as may be provided in the applicable Company Group Member’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).
(f)
“Disability” means a medically determinable physical or mental impairment expected to result in death or to continue for a period of not less than 12 months that causes the Participant to be unable to engage in any substantial gainful activity.